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As filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-130875

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

New York & Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-1031445 (I.R.S. employer identification number)

450 West 33rd Street
5th Floor
New York, New York 10001
(212) 884-2000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Richard P. Crystal
Chairman, Chief Executive Officer and President
450 West 33rd Street
5th Floor
New York, New York 10001
(212) 884-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Vincent J. Pisano, Esq. Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800	Marc D. Jaffe, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022-4834 (212) 906-1200

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    333-130875

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

        This amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, solely to file certain exhibits to the Registration Statement. No changes have been made to Part I of the Registration Statement or other sections of Part II. Accordingly, they have been omitted.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement
4.1	Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated August 25, 2004*
5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Power of attorney**

*
Incorporated by reference from Amendment No. 3 to our Registration Statement on Form S-1 as filed with the SEC on September 14, 2004
**
Previously filed

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on January 26, 2006.

NEW YORK & COMPANY, INC. (Registrant)
/s/ RONALD W. RISTAU Ronald W. Ristau Chief Operating Officer and Chief Financial Officer (Principal financial officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD P. CRYSTAL* Richard P. Crystal	Chairman, President and Chief Executive Officer (Principal executive officer)	January 26, 2006
/s/ RONALD W. RISTAU Ronald W. Ristau	Chief Operating Officer and Chief Financial Officer (Principal financial officer)	January 26, 2006
/s/ SHEAMUS G. TOAL* Sheamus G. Toal	Vice President, Controller & Treasurer (Principal accounting officer)	January 26, 2006
/s/ BODIL M. ARLANDER* Bodil M. Arlander	Director	January 26, 2006
/s/ PHILIP M. CARPENTER III* Philip M. Carpenter III	Director	January 26, 2006
/s/ JOHN D. HOWARD* John D. Howard	Director	January 26, 2006
/s/ RICHARD L. PERKAL* Richard L. Perkal	Director	January 26, 2006
/s/ DAVID H. EDWAB* David H. Edwab	Director	January 26, 2006
/s/ ARTHUR E. REINER* Arthur E. Reiner	Director	January 26, 2006
/s/ LOUIS LIPSCHITZ* Louis Lipschitz	Director	January 26, 2006
*/s/ RONALD W. RISTAU Ronald W. Ristau, Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement
4.1	Stockholders Agreement by and among New York & Company, Inc. and the stockholders party thereto, dated August 25, 2004*
5.1	Opinion of Kirkland & Ellis LLP
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm**
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1	Power of attorney**

*
Incorporated by reference from Amendment No. 3 to our Registration Statement on Form S-1 as filed with the SEC on September 14, 2004

**
Previously filed

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EXPLANATORY NOTE
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX